UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2012

ENCOMPASS ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53499	74-3252949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway Avenue, Suite 220 P.O. Box 1218 Oklahoma City, OK	73101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(405) 815-4041

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Antranik Armoudian has served as the president, chief executive officer, chief financial officer, secretary and treasurer of Encompass Energy Services, Inc. (the “Company”), since June 30, 2011.  When he accepted these positions, the Company agreed to pay Mr. Armoudian an annual salary of $25,000.

Recently, Mr. Armoudian has devoted more significant amounts of his time and effort to Company business than have previously been required, and the Company’s board of directors believes this trend will continue for the foreseeable future.  Accordingly, the Company’s board of directors, through its disinterested member, Kristian Kos, has agreed to compensate Mr. Armoudian commensurate with his increased efforts.  The Company has paid Mr. Armoudian certain bonuses in return for his increased activities on behalf of the Company periodically since August 2012.  Effective October 1, 2012, the Company’s board of directors approved a salary increase for Mr. Armoudian from $25,000 to $150,000 annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS ENERGY SERVICES, INC.

By:	/s/ Antranik Armoudian
Antranik Armoudian, President, Chief Executive Officer and Chief Financial Officer
Date:  October 4, 2012